Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal State Series--3(Florida Insured, New York Insured and Pennsylvania Insured Series):

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-59023 of our opinion dated October 13, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 19, 1997